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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2000 Stock Option Plan for Directors of Ace*Comm Corporation of our report dated August 16, 2000, with respect to the consolidated financial statements and schedule of Ace*Comm Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

McLean, Virginia
May 15, 2001




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